                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                             ALAMOSA HOLDINGS, INC.


                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


     Alamosa Holdings, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the "Board of Directors"):

     "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 10,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 750,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1. Designation of Amount; Ranking.

     (a) The shares of Preferred Stock created hereby shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be 750,000.

     (b) The Series B Preferred Stock shall, with respect to dividend rights and distributions upon a Liquidation, rank (i) senior to all classes of Common Stock and

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to each other class of capital stock or series of Preferred Stock established after the Original Issuance Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon a Liquidation; (ii) on a parity with (A) the Series C Preferred Stock, and (B) any other class of capital stock or series of Preferred Stock established after the Original Issuance Date by the Board of Directors (which establishment shall be subject to the receipt of applicable consents described in Section 7 hereof), the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon a Liquidation and (iii) junior to any other class of capital stock or series of Preferred Stock established after the Original Issuance Date by the Board of Directors (which establishment shall be subject to the receipt of applicable consents described in Section 7 hereof), the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon a Liquidation.

Section 2. Dividends.

     (a) The holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Company legally available therefor, cumulative dividends, accruing on a daily basis from the Original Issuance Date at the Applicable Rate on the Liquidation Preference and payable quarterly in arrears on the last day of each of January, April, July and October (each, a "Dividend Payment Date"), commencing on January 31, 2004; provided that: (i) if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Such dividends shall be deemed to accrue on the Series B Preferred Stock from the Original Issuance Date and shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and whether or not such dividends are authorized by the Board of Directors. The dividends provided for in this Section 2(a) are hereinafter referred to as "Base Dividends." Base Dividends shall be payable to holders of record as they appear in the stock records of the Company at the close of business on such record date (each, a "Record Date") as may be fixed by the Board of Directors, which record date will not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. The "Liquidation Preference" shall be $250.00 per share of Series B Preferred Stock at all times, subject to adjustment based on stock splits, subdivisions or


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combinations with respect to the Series B Preferred Stock. The "Applicable Rate"
shall be 7.5% per annum at all times.

     (b) Base Dividends payable on or prior to July 31, 2008 (the "Adjustment Date") shall be payable, at the option of the Company, either (i) in cash, (ii) by issuance of shares of Series C Preferred Stock having an aggregate Liquidation Preference (as such term is defined in the Certificate of Designations of the Series C Preferred Stock (the "Series C Certificate")) equal to the amount of the Base Dividend to be paid, (iii) by issuance of shares of Common Stock having a Fair Market Value (as of the Record Date for such Base Dividend payment) equal to the amount of the Base Dividend to be paid, or (iv) in any combination thereof; provided, however, that if the Company elects to pay any such Base Dividend in a combination of forms, the relative amount of each such form shall be identical for each share of Series B Preferred Stock except to the extent otherwise required to satisfy fractional shares of Common Stock or Series C Preferred Stock. In the event that (A) the Company elects to pay any Base Dividend declared pursuant to Section 2(a) hereof in shares of Series C Preferred Stock and the number of such shares to be issued to any holder is not a whole number, then the Company will, at its option, either (I) increase the number of shares of Series C Preferred Stock to be issued to such holder up to the nearest whole number or (II) reduce the number of shares of Series C Preferred Stock to be issued to such holder down to the nearest whole number and substitute in lieu of any fractional share a cash payment equal to an amount in cash determined by multiplying the liquidation preference of each share of Series C Preferred Stock by the fraction of a share of Series C Preferred Stock to which such holder would otherwise be entitled to receive pursuant to this
Section 2(b); and (B) the Company elects to pay any dividend declared pursuant to Section 2(a) hereof in shares of Common Stock and the number of such shares to be issued to any holder is not a whole number then the Company will, at its option, either (I) increase the number of shares of Common Stock to be issued to such holder up to the nearest whole number or (II) reduce the number of shares of Common Stock to be issued to such holder down to the nearest whole number and substitute in lieu of any fractional share a cash payment equal to an amount in cash determined by multiplying (a) the Fair Market Value of each share of Common Stock as of the Record Date for such Base Dividend payment by (b) the fraction of a share of Common Stock to which such holder would otherwise be entitled to receive pursuant to this Section 2(b).

     (c) Base Dividends payable pursuant to Section 2(a) hereof after the Adjustment Date will be payable in cash only.


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

     (d) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust for the payment thereof, upon the shares of Series B Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series B Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series B Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series B Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series B Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of Base Dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and a sum sufficient set aside in trust for the payment thereof, (i) no dividends or other distributions shall be paid or declared or set aside for payment on the Common Stock or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends or as to distributions upon a Liquidation (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series B Preferred Stock both as to dividends and as to distributions upon a Liquidation ("Junior Stock")) and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to distributions upon a Liquidation shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange solely for shares of Junior Stock).

     No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend on the Series B Preferred Stock that may be in arrears.

     (e) The amount of any Base Dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Applicable Rate by the Liquidation Preference and dividing the result by four. Base Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

     (f) In addition to Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series B Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock, such Additional Dividends to be payable on the same payment date of the dividend on the Common Stock established by the Board of Directors; provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the anti-dilution adjustment in Section 8(e)(4) hereof shall apply. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the persons in whose name the Series B Preferred Stock is registered at the close of business on the applicable record date.

     (g) No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock for which an adjustment is made pursuant to Section 8(e)(4) hereof), unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined as set forth in Section 2(f) hereof. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

     (h) Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the payment of any cash or the issuance of any securities payable as a dividend in respect of the Series B Preferred Stock.

Section 3. Liquidation Preference.

     In the event of a Liquidation, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the greater of (i) the Liquidation Preference plus the amount of any accrued and unpaid Base Dividends as of such date, calculated pursuant to Section 2 hereof, and any declared but unpaid Additional Dividends as of such date, and (ii) the amount they would be entitled to receive as if all the shares of Series B Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive a distribution in such Liquidation. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. Following payment to the holders of the Series B Preferred Stock of the full preferential amounts described in the first sentence of this Section 3, the holders of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Company. If upon any Liquidation the assets of the Company are insufficient to permit full payment to the holders of the Series B Preferred Stock and any shares of other classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to distributions upon Liquidation, then the holders of the Series B Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to distributions upon Liquidation shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would other wise be respectively entitled. None of a consolidation or merger of the Company with or into another entity or a sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company shall be deemed to constitute a Liquidation.

Section 4. Mandatory Redemption.

     On July 31, 2013 (the "Final Redemption Date"), the Company shall redeem for cash all shares of Series B Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference plus the amount of any accrued and unpaid Base Dividends per share as of the Final Redemption Date plus the amount of any declared but unpaid Additional Dividends per share as of such date ("Final Redemption Price"). The Company shall give notice to holders of record of the Series B Preferred Stock by (i) issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the applicable U.S. federal securities laws or the rules of any stock exchange on which the Series B Preferred Stock or the shares or Common Stock are listed or traded; and (ii) not more than 60 nor less than 30 days prior to the Final Redemption Date, by mail or publication (with subsequent prompt notice by mail); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to any holder to whom the Company has failed to give said notice or to whom such notice was defective. Each such notice of redemption shall be irrevocable and shall specify
(a) the date that is the Final Redemption Date, (b) the Final Redemption Price,
(c) the identification of the shares to be redeemed, (d) the total number of shares of Series B Preferred Stock to be redeemed pursuant to this Section 4,
(e) that dividends on the shares of Series B Preferred Stock to be mandatorily redeemed will cease to be payable on the Final Redemption Date, unless that Company defaults in making payment of any cash payable upon mandatory redemption, (f) the Conversion Price then in effect, (g) that the holder's option to convert shares of Series B Preferred Stock pursuant to Section 8(a) hereof will terminate at the close of business on the Business Day preceding the Final Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the Act), unless the Company defaults in making payment of any cash payable upon mandatory redemption, (h) the place or places of payment, and (i) that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed by the Company. On or after the Final Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate(s) evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price in the manner set forth in the notice. If, on the Final Redemption Date, funds in cash in an amount sufficient to pay the aggregate Final Redemption Price for all outstanding shares of Series B Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Final Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate. If, at the Final Redemption Date, the Company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law (the "DGCL") to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series B Preferred Stock as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series B Preferred Stock.

Section 5. Redemption at Option of Holders.

     (a) In the event that a Change of Control shall occur at any time while any shares of Series B Preferred Stock are outstanding, each of the holders of the then outstanding shares of Series B Preferred Stock shall have the right to give notice that they are exercising a Change of Control election (a "Change of Control Election") with respect to all or any number of such holder's shares of Series B Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 60th day after the mailing by the Company of the notice referred to in Section 5(b) hereof. Upon any such election, the Company shall redeem for cash each of such holder's shares for which such an election is made, to the extent permitted by applicable law, at a redemption price equal to 101.0% of the Liquidation Preference as of the Change of Control Payment Date plus the amount of any accrued and unpaid Base Dividends per share as of such date and any declared but unpaid Additional Dividends per share as of such date.

     (b) On or before the thirtieth (30th) day after a Change of Control, the Company shall mail to all holders of record of the Series B Preferred Stock at their respective addresses, as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) that, if such holder exercises the Change of Control Election, the Company will redeem any or all of such holder's shares of Series B Preferred Stock at a redemption price per share equal to 101.0% of the Liquidation Preference as of the Change of Control Payment Date, plus any accrued and unpaid Base Dividends per share as of such date and any declared but unpaid Additional Dividends per share as of such date, and (iii) the procedure which the holder must follow to exercise the redemption right provided above. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. To exercise the Change of Control Election, a holder of the Series B Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series B Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer to the Company. On or prior to the fifth
(5th)


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Business Day (the "Change of Control Payment Date") after the end of the
Exercise Period, the Company shall redeem all shares of Series B Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause to be deposited with a paying agent (which may be the Company or a Subsidiary thereof) payment for such shares of Series B Preferred Stock. If fewer than all shares represented by any such certificate representing Series B Preferred Stock are to be redeemed, a new certificate shall be promptly issued representing the unredeemed shares. If in connection with any Change of Control Election, the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series B Preferred Stock with respect to which a Change of Control Election has been made, the Company shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series B Preferred Stock with respect to which the Change of Control Election has been made as it has capital and surplus legally available therefor, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series B Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series B Preferred Stock with respect to which the Change of Control Election has been made.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of shares of Series B Preferred Stock pursuant to this Section 5.

     (d) The Company shall not be required to deliver the notice referred to in
Section 5(b) hereof or purchase any shares of Series B Preferred Stock upon a Change of Control if another Person makes an offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 5 and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such offer to purchase.

     (e) "Change of Control" means the occurrence of any of the following events:


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         (1) the sale, transfer, assignment, lease, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or "group" as such terms are used in Section 13(d)(3) of the Exchange Act, other than any such disposition to a wholly-owned subsidiary;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) any "person" or "group" as defined above, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50.0% of the total voting power of the voting stock of the Company (or any direct or indirect parent company thereof);

         (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election or appointment by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

         (5) the Company or any direct or indirect parent company thereof consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company or any direct or indirect parent company thereof, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or any direct or indirect parent company thereof is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of the Company or such direct or indirect parent company outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee person (or its ultimate parent person) constituting at least a majority of the total voting power of the voting stock of such surviving or transferee person (or such ultimate parent person) immediately after giving effect to such transaction.

     (f) "Permitted Holder" means (i) an issuer of voting stock issued to the shareholders of the Company (or any successor thereof) in a merger or consolidation


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of the Company (or any direct or indirect parent company thereof) that would not constitute a "Change of Control" pursuant to clause (5) of the definition of "Change of Control," and (ii) any wholly-owned subsidiary of any such issuer in
(i) above.

Section 6. Restricted Payments; Status of Redeemed Shares.

     (a) After any Change of Control Payment Date or the Final Redemption Date (each, a "Redemption Date"), unless and until the full redemption price for the shares of Series B Preferred Stock to be redeemed has been paid to the holders thereof, or set aside in trust with a bank or trust company, (i) no dividends or other distribution shall be paid or declared or set aside for payment on the Common Stock or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends or as to distributions upon Liquidation (other than shares of, or warrants or rights to acquire, Junior Stock); and (ii) no shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to distributions upon Liquidation shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange for solely shares of Junior Stock).

     (b) Any shares of Series B Preferred Stock which shall at any time have been redeemed pursuant to Section 4, Section 5 or Section 9 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more classified as part of a particular series by the Board of Directors.

Section 7. Voting Rights.

     (a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series B Preferred Stock:

         (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

         (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and


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         (iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Company.

         For purposes of the voting rights set forth in this Section 7(a), each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote on all matters submitted for a vote of stockholders of the Company.

     (b) So long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting separately as a class (i) create, authorize or increase the authorized or issued amount of any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends or distribution of assets upon Liquidation (x) senior to the Series B Preferred Stock, or (y) on a parity with the Series B Preferred Stock (provided, however, that no such consent or vote shall be required to create the Series C Preferred Stock, authorize the issuance of up to 500,000 shares of Series C Preferred Stock, or issue shares of Series C Preferred Stock pursuant to Section 2(b) hereof or Section 2(b) of the Series C Certificate), or (ii) amend, alter or repeal the Certificate of Incorporation (including this Certificate of Designation) or any provisions thereof (other than by merger or consolidation) if such amendment, alteration or repeal would adversely affect any power, preference or special right of the Series B Preferred Stock or the holders thereof. Any increase in the amount of the authorized Preferred Stock, or the creation or issuance of any other series of Preferred Stock (or any increase in the amount of authorized shares of such series), in each case ranking junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon Liquidation, will not be deemed to affect the power, preferences or special rights of the Series B Preferred Stock so as to affect the holders thereof adversely, except as otherwise required by law.

     (c) So long as 50% or more of the shares of Series B Preferred Stock issued on the Original Issuance Date remain outstanding the Company may not, without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as one class, merge, consolidate, reorganize or effect any other business combination involving the Company or sell all or substantially all of the assets of the Company (an "Event"), unless (i) the resulting corporation will thereafter have no class or series of equity securities either authorized or outstanding ranking senior to or on parity with the Series B Preferred Stock as to dividends or as to distributions of


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

assets upon Liquidation, except the same number of shares of such equity securities with the same rights, preferences, powers and privileges as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction and (ii) the shares of Series B Preferred Stock will become shares of either the surviving entity, in case of a business combination, or the transferee to which such sale or other disposition is made, having in respect of such surviving entity or transferee, as the case may be, the same powers, preferences and rights that the Series B Preferred Stock had immediately prior to such transaction.

     (d) If less than 50% of the shares of Series B Preferred Stock issued on the Original Issuance Date remain outstanding the Company may not, without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voting together as one class, effect an Event, unless in connection with such Event, either:

         (1) the resulting corporation will thereafter have no class or series of equity securities either authorized or outstanding ranking senior to or on parity with the Series B Preferred Stock as to dividends or as to distributions of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same rights, preferences, powers and privileges as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction and the shares of Series B Preferred Stock will become shares of either the surviving entity, in case of a business combination, or the transferee to which such sale or other disposition is made, having in respect of such surviving entity or transferee, as the case may be, the same powers, preferences and rights that the Series B Preferred Stock had immediately prior to such transaction; or

         (2) each share of Series B Preferred Stock is converted into cash in an amount equal to the highest of (i) the Consideration Value such share would have received in connection with such Event on an as-converted basis, and
     (ii) an amount equal to the Final Amount, plus any accrued and unpaid dividends. "Consideration Value" means, in connection with an Event, the amount of cash received for each share of Common Stock by the holders thereof as a result of the Event, plus the fair market value, as determined in good faith by an independent nationally recognized investment banking firm, of the non-cash consideration, if any, received for each such share by the holders thereof as a result of such Event, assuming that such holder did not exercise any right of appraisal granted under law with respect to such Event. "Final Amount" means, in connection with an Event, an amount equal to the sum of (i) the Liquidation Preference, plus (ii) the aggregate value of all Base Dividends that would have been paid on each share of Series B Preferred Stock from the time of such Event until the Adjustment Date; provided that for purposes of this clause (ii) it shall be assumed that each Base Dividend payment between the Event and the Adjustment Date is paid in Series C Preferred Stock and the value of each such share of Series C Preferred Stock shall be such share's Liquidation Preference (as such term is defined in the Series C Certificate).

     (e) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of such shares of Series B Preferred Stock (voting separately as a class with the holders of all other series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Company, and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the total outstanding shares of Series B Preferred Stock and any other series of Parity Dividend Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders and such election is held at such annual or special meeting) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

Section 8. Conversion Rights.

     (a) General. Subject to and upon compliance with the provisions of this
Section 8, the holders of the shares of Series B Preferred Stock shall be entitled, at their option, at any time to convert all or any such shares of Series B Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference by (y) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 8). The right of a holder of any share of Series B Preferred Stock to convert such share into Common Stock pursuant to this Section 8(a) shall cease and terminate at the close of business on the Business Day preceding the Final Redemption Date (subject to any extension reasonably necessary to permit the expiration of any applicable waiting period under the Act for any holder of Series B Preferred Stock that has submitted an application under the Act prior to the Final Redemption Date), except if the Company shall default in payment of the Final Redemption Price on the Final Redemption Date with respect to such share, in which case all conversion rights pursuant to this Section 8(a) shall continue unless and until such share is redeemed and such price is paid in full in accordance with Section 4 hereof.

     (b) [Intentionally omitted]

     (c) Conversion Price. The conversion price (the "Conversion Price") shall initially be $3.40, subject to adjustment from time to time in accordance with
Section 8(e) hereof.

     (d) Fractions of Shares. The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series B Preferred Stock. Instead the Company shall pay a cash adjustment based upon the Closing Price of the Common Stock on the Business Day immediately preceding the date of conversion. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

     (e) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (1) Stock Purchase Rights. If the Company shall, at any time or from time to time after the Original Issuance Date, issue (such issuance not being available on an equivalent basis to holders of Series B Preferred Stock either prior to or upon conversion) any shares of Common Stock, options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchange able securities (in each case other than Excluded Stock) without consideration or for consideration per share less than the Fair Market Value per share of Common Stock immediately prior to such issuance, then the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

         (a) the Conversion Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

         (b) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance and (y) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Fair Market Value per share of Common Stock.

     For purposes of this Section 8(e), "fully diluted basis" shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with GAAP.

     Upon the expiration of any rights, options, warrants or convertible or exchangeable securities issued by the Company which caused an adjustment to the Conversion Price pursuant to this paragraph (1), if any thereof shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial adjustment of the Conversion Price pursuant to this paragraph (1) in respect of such expired rights, options, warrants or convertible or exchangeable securities.

         (2) Tender Offers. In case (A) a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall be a Qualified Offer and require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) that combined together with (B) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (2) has been made, exceeds 10% of the product of the Fair Market Value as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

         (a) the Conversion Price in effect immediately prior to the Expiration Time by

         (b) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock on the date of the Expiration Time, and (y) the numerator shall be the result of dividing:

              (A) (I) the product of the Fair Market Value per share of Common Stock on the date of the Expiration Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time less (II) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stock holders based on the transactions described in clauses (A) and (B) of this paragraph (2) (assuming in the case of clause
                   (A) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), by

              (B) the number of shares of Common Stock out standing (including any tendered shares) on the date of the Expiration Time less the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered shares, up to any such maximum, being referred to as the "Purchased Shares").

         (3) For the purposes of any adjustment of a Conversion Price pursuant to paragraphs (1) and (2) of this Section 8(e), the following provisions shall be applicable:

              (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

              (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, whose determination shall be conclusive.

              (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

              (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

              (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

              (c) notwithstanding anything to the contrary contained herein, if any such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur;

              (d) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change, or options or rights related to such securities not converted prior to such change, been made upon the basis of such change; and

              (e) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         (4) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock (in any case, other than the Company's payment of dividends in shares of Common Stock to holders of the Series B Preferred Stock or Series C Preferred Stock pursuant to Section 2(a) of this Certificate of Designation and the Series C Certificate, respectively) or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

         (5) Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

         (6) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock) or any sale or other disposition of all or substantially all of the Company's assets (computed on a consolidated basis) (any such event, a "Reorganization Event"), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible at any time, at the option of the holder thereof, into the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which has a record date that is prior to the date of the Reorganization Event) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such Reorganization Event) upon conversion of such Series B Preferred Stock would have been entitled upon such Reorganization Event, provided that for purposes of the foregoing it shall be assumed that such holder of Common Stock has failed to exercise the rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event. The provisions of this clause shall similarly apply to successive Reorganization Events. The Company shall not affect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event, shall assume, by written instrument, the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such conversion.

         (7) Deferral in Certain Circumstances. In any case in which the provisions of this Section 8(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event:

              (i) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and

              (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 8(d) hereof;

     provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

     Notwithstanding any other provision of this Section 8, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         (8) Exceptions. Section 8(e)(1) hereof shall not apply to (i) any issuance of shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and in the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, (ii) any issuance of Common Stock to employees or directors of the Company pursuant to an employee stock option plan, employee benefit plan (including, without limitation, the Company's employee stock purchase plan) or stock incentive plan which is in existence on the Original Issuance Date or approved by the Board of Directors at any time subsequent thereto, (iii) any issuance of securities by the Company in underwritten public offerings, (iv) any issuance of rights, options, warrants or other securities issued in an acquisition approved by the Board of Directors, (v) any issuance of Common Stock upon conversion of any shares of Series B Preferred Stock or Series C Preferred Stock, or (vi) any issuance of shares of Common Stock or shares of Series C Preferred Stock as dividends on any shares of Series B Preferred Stock or Series C Preferred Stock (collectively, the "Excluded Stock").

         (9) The Company may make such reductions in the Conversion Price, in addition to those required above, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

         (10) For purposes of this section 8(e), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock or any of its Subsidiaries then owned or held by or for the account of the Company.

     (f) Exercise of Conversion Privilege.

         Any holder of shares of Series B Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B Preferred Stock at the office of the transfer agent (which may be the Company or a Subsidiary thereof) for the Series B Preferred Stock, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by (i) an irrevocable written notice to the Company that the holder elects so to convert such shares of Series B Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued,
(ii) in the event that the Series B Preferred Stock is converted during the period from the close of business on any Record Date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date, payment in funds acceptable to the Company of an amount equal to the dividends that would accrue from the date of conversion to such Dividend Payment Date on the Series B Preferred Stock so converted and (iii) if required pursuant to Section 8(j) hereof, an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid). In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

         Holders of shares of Series B Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to such Dividend Payment Date. A holder of shares of Series B Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Series B Preferred Stock on such date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Series B Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series B Preferred Stock.

         The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing shares of Series B Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series B Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment (if applicable) as provided for in clauses (i), (ii) and (iii) of the first paragraph of this subsection (f), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the holders of Series B Preferred Stock so converted shall cease.

         In the case of any certificate evidencing shares of Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series B Preferred Stock equal to the unconverted portion of such certificate.

     (g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided: (i) the Company shall compute the adjusted Conversion Price in accordance with Section 8(e) hereof and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or for conversion of shares of Series B Preferred Stock; and (ii) the Company shall give notice to holders of record of the Series B Preferred Stock of any such adjustment by (A) issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the applicable U.S. federal securities laws or the rules of any stock exchange on which the Series B Preferred Stock or the shares of Common Stock are listed or traded; and (B) by mail or publication (with subsequent prompt notice by mail), as soon as practicable after the change of the Conversion Price, but in no event later than 10 days after the adjustment of the Conversion Price.

     (h) Notice of Certain Corporate Action. In case: (i) the Company shall take an action, or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 8(e) hereof; or (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) of a Liquidation; or (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be deter mined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer or Liquidation, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses
(i) through (v) of this Section 8(h).

     (i) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

         Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock or that would cause the number of shares of Common Stock deliverable upon conversion of the Series B

Preferred Stock to exceed (when taken together with all other outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and non-assessable shares of Common Stock issuable upon conversion at such adjusted conversion price.

     (j) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

     (k) Cancellation of Converted Series B Preferred Stock. All Series B Preferred Stock delivered for conversion shall be delivered to the Company to be canceled.

Section 9. Optional Redemption.

     (a) The Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time and from time to time on or after the third anniversary of the Original Issuance Date at the redemption prices per share set forth below (expressed as a percentage of the Liquidation Preference), in each case plus accrued and unpaid Base Dividends per share to the applicable Optional Redemption Date and any declared but unpaid Additional Dividends per share as of the applicable Optional Redemption Date (together, the "Optional Redemption Price"):


          Redemption Date During Twelve-
        Month Period Beginning on the
     Anniversary of Original Issuance Date              Redemption Price
                     in the Year
     -------------------------------------              ----------------
     2006                                                  125%
     2007                                                  120%
     -------------------------------------              ----------------


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


     2008                                                  115%
     2009                                                  110%
     2010                                                  105%
     2011 and thereafter                                   100%

     (b) In case of redemption of less than all of such shares of Series B Preferred Stock, the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by another equitable method determined by the Board of Directors of the Company in its sole discretion; provided, however, that the Company may redeem all shares held by holders of fewer than 100 shares of Series B Preferred Stock (or by holders that would hold fewer than 100 shares of Series B Preferred Stock following the redemption) prior to its redemption of other shares of Series B Preferred Stock.

     (c) Notice of any redemption pursuant to Section 9(a) hereof shall be given to each holder of Series B Preferred Stock (i) by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the U.S. federal securities laws or the rules of any stock exchange on which the Series B Preferred Stock or Common Stock is listed or traded, and (ii) by mail or publication (with subsequent prompt notice by mail), at least 30 but no more than 60 days in advance of the date of the redemption (the "Optional Redemption Date"); provided, however, that no failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by applicable law or regulation, the press release (if required) and notice of optional redemption shall state, as appropriate (1) the Optional Redemption Date, (2) the total number of shares of Series B Preferred Stock to be redeemed, (3) the Optional Redemption Price, (4) that dividends on the Series B Preferred Stock to be redeemed shall cease to be payable on the Redemption Date for such shares, unless the Company defaults in making payment of any cash payable upon the redemption; (5) that the holder's option to convert shares of Series B Preferred Stock pursuant to Section 8(a) hereof will terminate at the close of business on the Business Day preceding the Optional Redemption Date (subject to any extension necessary to permit the expiration of any applicable waiting period under the Act), unless the Company defaults in making payment of any cash payable upon optional redemption,

(6) the Conversion Price then in effect; and (7) that holders must surrender any Series B Preferred Stock certificates to the Company or its transfer agent.

     (d) If notice has ben mailed in accordance with Section 9(c) hereof and provided that on or before the Optional Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the benefit of the holder of the shares so called for redemption, so as to be, and continue to be available therefor, then, from and after the Optional Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock

     (e) Any dividend payment with respect to the shares of Series B Preferred Stock called for optional redemption pursuant to this Section 9 on a date during the period between the close of business on any record date for the payment of dividends to the close of business on the corresponding dividend payment date shall be payable on the appropriate Optional Redemption Date to the record holder of such share on such record date.

     (f) The right of a holder of any share of Series B Preferred Stock that has been called for redemption pursuant to this Section 9 to convert such share into Common Stock pursuant to Section 8(a) hereof shall cease and terminate at the close of business on the Business Day preceding the Optional Redemption Date (subject to any extension reasonably necessary to permit the expiration of any applicable waiting period under the Act for any holder of Series B Preferred Stock that has submitted an application under the Act prior to the Optional Redemption Date), except if the Company shall default in payment of the Optional Redemption Price on the Optional Redemption Date with respect to such share, in which case all conversion rights pursuant to Section 8(a) hereof shall continue unless and until such share is redeemed and such price is paid in full in accordance with this Section 9.

Section 10. Preemptive Rights.

     The holders of Series B Preferred Stock shall not have any preemptive or subscription rights.

Section 11. Unclaimed Funds.

     Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

Section 12. Exclusion of Other Rights.

     Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as it may be amended from time to time) and in the Certificate of Incorporation.

Section 13. Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14. Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Section 15. Certain Definitions.

     The following terms shall have the following respective meanings herein:

         "Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Applicable Rate" has the meaning set forth in Section 2(a) hereof.

         "Base Dividends" has the meaning set forth in Section 2(a) hereof.

         "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

         "Change of Control" shall have the meaning set forth in Section 5(d).

         "Change of Control Payment Date" shall have the meaning set forth in
     Section 5(b).

         "Closing Price" means, with respect to any securities on any day, the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so avail able, an amount determined in good faith by the Board of Directors to be the fair value of the security, which determination shall be conclusive.

         "Common Stock" means common stock, par value $0.01 per share, of the Company.

         "Consideration Value" has the meaning set forth in Section 7(d) hereof.

         "Conversion Price" has the meaning set forth in Section 8(c) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Stock" has the meaning set forth in Section 8(e)(8) hereof.

         "Fair Market Value" of each share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share for the five consecutive Trading Days immediately preceding the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standard Board, which are in effect from time to time.

         "Liquidation" means a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         "Liquidation Preference" has the meaning set forth in Section 2(a) hereof.

         "Optional Redemption Date" has the meaning set forth in Section 9(c) hereof.

         "Original Issuance Date" means November 10, 2003.

         "Permitted Holder" has the meaning set forth in Section 5(f).

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchased Shares" has the meaning set forth in Section 8(e)(2) hereof.

         "Qualified Offer" means a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock that requires a payment per share of consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) that is in excess of the Fair Market Value per share of Common Stock on the date of the Expiration Time of such offer.

         "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company.

         "Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

         "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trade may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close."

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Kendall Cowan, its Chief Financial Officer, this 10th day of November, 2003.


                                       By: /s/ Kendall Cowan
                                           -------------------------------------
                                           Name:  Kendall Cowan
                                           Title: Chief Financial Officer